EXHIBIT 32.A

906 Certification

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the annual report on Form 40-F of Shell Canada Limited, a Canadian corporation (the “Company”), for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of such officer’s knowledge and belief, that:

     1)   the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

     The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

Dated: March 10, 2005	/s/ Clive Mather
Clive Mather President and Chief Executive Officer

Dated: March 10, 2005	/s/ Cathy L. Williams
Cathy L. Williams Chief Financial Officer